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    As filed with the Securities and Exchange Commission on January 10, 2000
                                                      Registration No. 333-18467

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            IXC COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                                   ----------

            Delaware                                             74-2644120
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                       1122 Capital of Texas Highway South
                               Austin, Texas 78746
                                 (512) 328-1112
                    (Address of Principal Executive Offices)

                                   ----------

                   IXC COMMUNICATIONS, INC. SPECIAL STOCK PLAN
                            (Full title of the plan)

                                   ----------

                                 Kevin W. Mooney
                             Chief Financial Officer
                            IXC Communications, Inc.
                       1122 Capital of Texas Highway South
                               Austin, Texas 78746
                                 (512) 328-1112
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                                   COPIES TO:
                              Karen C. Goodin, Esq.
                               Riordan & McKinzie
                         600 Anton Boulevard, Suite 1800
                        Costa Mesa, California 92626-1924
                                 (714) 433-2900

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                                EXPLANATORY NOTE

         On December 20, 1996 the Registrant registered 67,900 shares of its common stock ("IXC Common Stock") on Form S-8 (File No. 333-18467) (the "Registration Statement") to be issued from time to time under the Registrant's Special Stock Plan (the "Plan").

         Pursuant to the terms of the Agreement and Plan of Merger dated as of July 20, 1999, as amended (the "Merger Agreement"), among Cincinnati Bell Inc., doing business as Broadwing Inc. ("BW"), Ivory Merger Inc., a wholly owned subsidiary of BW ("Merger Sub"), and the Registrant, on November 9, 1999, Merger Sub merged (the "Merger") with and into the Registrant and, as a result of the Merger, BW owns all the outstanding common stock of the Registrant. In connection with the Merger, all outstanding options issued pursuant to the Plan are no longer exercisable for IXC Common Stock, but instead, constitute options to acquire BW common stock on such terms and conditions as set forth in the Merger Agreement.

         The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to terminate the Registration Statement and to deregister the 30,775 shares of IXC Common Stock originally registered thereby which remain unsold as of such termination.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on January 7, 2000.

                                        IXC COMMUNICATIONS, INC.

                                        By:  /s/   Kevin W. Mooney
                                             -----------------------------------
                                             Kevin W. Mooney
                                             Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

               Signature                                  Title                          Date
               ---------                                  -----                          ----

/s/      Richard G. Ellenberger           Director and Chief Executive Officer     January 7, 2000
----------------------------------------  (Principal Executive Officer)
         Richard Ellenberger

                                                                                   January 7, 2000
/s/      Kevin W. Mooney                  Chief Financial Officer
----------------------------------------  (Principal Financial Officer and
         Kevin W. Mooney                  Principal Accounting Officer)